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                                                                    EXHIBIT 4.3

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           COOPER CAMERON CORPORATION


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                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
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       Cooper Cameron Corporation, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

              FIRST:    Paragraph A of Article FOURTH of the Corporation's
Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

              FOURTH:   A. The total number of shares of stock which the
              Corporation shall have authority to issue is 160,000,000, consisting of 150,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 per share (the Preferred Stock").

              SECOND:    The foregoing amendment was duly adopted in accordance
with Section 242 of the General Corporation Law of the State of Delaware by the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation.

              IN WITNESS WHEREOF, Cooper Cameron Corporation has caused this Certificate to be duly executed in its corporate name this 14th day of May, 1998.
                                     COOPER CAMERON CORPORATION

                                     By: /s/ SHELDON R. ERIKSON
                                        -------------------------------------
                                        Name:  SHELDON R. ERIKSON
                                        Title: Chairman, President and Chief
                                                     Executive Officer